As filed with the Securities and Exchange Commission on July 31, 2000

                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

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                             ST. JUDE MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                         41-1276891
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               One Lillehei Plaza
                            St. Paul, Minnesota 55117
               (Address of principal executive offices) (Zip Code)

        ST. JUDE MEDICAL, INC. 2000 EMPLOYEE STOCK PURCHASE SAVINGS PLAN
                            (Full title of the plan)

                             Kevin T. O'Malley, Esq.
                       Vice President and General Counsel
                             St. Jude Medical, Inc.
                               One Lillehei Plaza
                            St. Paul, Minnesota 55117
                     (Name and address of agent for service)
                                 (651) 483-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gary L. Tygesson, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-8753

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
Title of                                 Proposed             Proposed
securities         Amount                maximum offering     maximum aggregate   Amount of
being registered   to be registered(1)   price per share(2)   offering price(2)   registration fee
----------------------------------------------------------------------------------------------------
Common Stock
($.10 par value)   1,000,000 shares      $40.125              $40,125,000         $10,593
====================================================================================================

(1) Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement shall also cover any additional shares of common stock which shall become issuable under the 2000 Employee Stock Purchase Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low prices of the registrant's common stock, as reported on the New York Stock Exchange on July 28, 2000.
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


                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by St. Jude Medical, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000;

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 28, 1978, including any amendment or report filed for the purpose of updating such description filed prior to the termination of the offering described herein.

      All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Articles of Incorporation provide that the Company may indemnify each director or officer, whether or not then in office (and such person's heirs, executors, and administrators) against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which such person may be made a party by reason of such person's being or having been a director or officer, except in relation to any actions, suits, or proceedings in which such person has been adjudged liable because of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. The bylaws further provide that such rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

      Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

      In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

      4.1 Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Form 10-K, filed on March 27, 1997).

      4.2 Bylaws of the Company (incorporated herein by reference to Exhibit No. 3 (ii) to the Registrant's Form 10-Q, filed on November 12,
            1997).

      5.1 Opinion of Dorsey & Whitney LLP regarding validity of securities (filed herewith).

      23.1  Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

      23.2  Consent of Ernst & Young LLP (filed herewith).

      24.1  Powers of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, State of Minnesota, on July 31, 2000.

                                       ST. JUDE MEDICAL, INC.

                                       By: /s/ Terry L. Shepherd
                                           -------------------------------------
                                           Terry L. Shepherd
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


      The undersigned officers and directors of St. Jude Medical, Inc. hereby constitute and appoint Kevin T. O'Malley and Terry L. Shepherd, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


      SIGNATURE AND TITLE                                          DATE


      /s/ Terry L. Shepherd                                  July 31, 2000
      -------------------------------------------
      Terry L. Shepherd
      President, Chief Executive Officer and Director
      (principal executive officer)


      /s/ John C. Heinmiller                                 July 31, 2000
      -------------------------------------------
      John C. Heinmiller
      Vice President - Finance and
      Chief Financial Officer
      (principal accounting and financial officer)


      /s/ Ronald A. Matricaria                               July 31, 2000
      -------------------------------------------
      Ronald A. Matricaria
      Director

      /s/ Lowell C. Anderson                                 July 31, 2000
      -------------------------------------------
      Lowell C. Anderson
      Director


      /s/ Stuart M. Essig                                    July 31, 2000
      -------------------------------------------
      Stuart M. Essig
      Director


      /s/ Thomas H. Garrett III                              July 31, 2000
      -------------------------------------------
      Thomas H. Garrett III
      Director


      /s/ Walter L. Sembrowich                               July 31, 2000
      -------------------------------------------
      Walter L. Sembrowich
      Director


      /s/ Daniel J. Starks                                   July 31, 2000
      -------------------------------------------
      Daniel J. Starks
      Director


      /s/ Roger G. Stoll                                     July 31, 2000
      -------------------------------------------
      Roger G. Stoll
      Director


      /s/ David A. Thompson                                  July 31, 2000
      -------------------------------------------
      David A. Thompson
      Director


                                                             July __, 2000
      -------------------------------------------
      Gail R. Wilensky
      Director

                                  EXHIBIT INDEX

                                                                            Page
                                                                            ----

4.1      Articles of Incorporation of the Company, as amended
         (incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Form 10-K, filed on March 27, 1997).

4.2 Bylaws of the Company (incorporated herein by reference to Exhibit No. 3 (ii) to the Registrant's Form 10-Q, filed on November 12, 1997).

5.1 Opinion of Dorsey & Whitney LLP regarding validity of securities (filed herewith).

23.1     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP (filed herewith).

24.1     Powers of Attorney (included on signature page).